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                                Exhibit 23(j)(2)

                          Consent of Ernst & Young, LP

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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A) (No. 33-507) of the AEGON/Transamerica Series Fund, Inc. (formerly, WRL Series Fund, Inc.) of our report dated February 8, 2002, included in the 2001 Annual Report to the Endeavor Series Trust shareholders.



Philadelphia, Pennsylvania
April 26, 2002





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" in Post-Effective Amendment No. 50 under the Securities Act of 1933 to the Registration Statement (Form N-1A, No. 333-76108) and related Prospectus and Statement of Additional Information of AEGON/Transamerica Series Fund, Inc. and to the incorporation by reference therein of our report dated February 1, 2002 with respect to the financial statements and financial highlights of Transamerica Variable Insurance Fund, Inc., included in the Annual Report for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



Los Angeles, California
April 30, 2002